Exhibit 10.65

FAR EAST ENERGY CORPORATION
SECOND AMENDED AND RESTATED
NONQUALIFIED STOCK OPTION AGREEMENT

Far East Energy Corporation (the "Corporation") and Michael R. McElwrath ("Participant") hereby agree to amend and restate the stock option agreement previously entered into between the Corporation and Participant on October 13, 2003,  as superseded by the December 23, 2004 amended and restated option agreement (the "Amended Option Agreement").  This amendment and restatement is made solely with respect to those Options which vested after December 31, 2004 and the terms of the Amended Option Agreement  shall remain in effect with respect to all Options that vested prior to January 1, 2005.

General Information

Name:	Michael R. McElwrath

Award Date:	October 13, 2003

Number of Shares Subject to Amended Option:	720,000

FMV on Award Date:	$1.30
Exercise Prices:	$0.65 for the 2008 Option and 2009 Option $1.30 for the Remaining Option

Expiration Dates:	December 31, 2008 for the 2008 Option December 31, 2009 for the 2009 Option October 13, 2013 for the Remaining Option

FAR EAST ENERGY CORPORATION
SECOND AMENDED AND RESTATED
NONQUALIFIED STOCK OPTION AGREEMENT

THIS SECOND AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of this 27th day of December, 2007, by and between Far East Energy Corporation, a Nevada corporation (the "Corporation"), and Michael R. McElwrath ("Participant").

WHEREAS, the Corporation and the Participant previously entered into a Stock Option Agreement (the "Original Option Agreement") dated as of October 13, 2003 (the "Award Date") setting forth the grant of options to purchase 1,200,000 shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock") at an exercise price per share of $0.65;

WHEREAS, the Corporation and the Participant previously entered into an Amended and Restated Nonqualified Stock Option Agreement (the “Amended Option Agreement”) dated December 23, 2004, which amended, restated and superseded the Original Option Agreement;

WHEREAS, the Participant has entered into an Amended and Restated Employment Agreement (as amended, restated and modified from time to time, the "Employment Agreement") dated December 23, 2004 with the Corporation;

WHEREAS, the Corporation  and Participant acknowledge that  480,000 options granted under the Amended Option Agreement vested on or before December 31, 2004, and that 720,000 options granted under the Amended Option Agreement vested on or after January 1, 2005 (the "Affected Options");

WHEREAS, the terms of the 480,000 options that vested prior to December 31, 2004 shall remain unmodified and are governed in their entirety by the provisions of the Amended Option Agreement;

WHEREAS, the Participant understands that the 720,000 options that vested after December 31, 2004 are discounted Options subject to Section 409A ("Section 409A") of the U.S. Internal Revenue Service Code of 1986, as amended (the "Code"), and that in order to avoid the adverse tax consequences thereunder the Affected Options must be brought into compliance with Section 409A;

WHEREAS, the Corporation  and Participant have elected to bring the Affected Options into compliance by (i) establishing a payment schedule that complies with Section 409A such that 60,000 the Affected Options will become exercisable January 2, 2008 (the "2008 Option") and 160,000 of the Affected Options will become exercisable on the on the first to occur of a (x) Separation from Service (as defined pursuant to Section 409A and the Regulations issued thereunder), (y) Change in Control  (as defined pursuant to Section 409A and the Regulations issued thereunder) or (z) January 2, 2009 (the "2009 Option") as well as (ii) repricing the per Share Exercise Price of 500,000 of the Affected Options from $0.65 to $1.30, which was the fair market value of a share of Common Stock on the date the Award was granted (the "Remaining Option"); and

WHEREAS, by executing this Agreement, the Corporation and Participant desire to amend, replace and supersede the Amended Option Agreement and the Employment Agreement with respect to the Affected Options.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of such other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Grant of Options; Defined Terms.

A.           Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Employment Agreement.

B.           Participant hereby (i) releases and surrenders to the Corporation 720,000 shares of 1,200,000 shares of Common Stock subject to the Amended Option Agreement and (ii) acknowledges and agrees that the from and after the date hereof the Amended Option Agreement shall represent an option to purchase, subject to the terms and conditions of the Amended Option Agreement, up to 480,000 shares of Common Stock.  Except as provided in this Section 1(B), the terms and conditions of the Amended Option Agreement shall remain in full force and effect.

C.           Subject to the terms and conditions hereinafter set forth, the Corporation, with the approval and at the direction of the Compensation Committee of the Board of Directors (the "Committee") of the Corporation, and the Participant hereby acknowledges and agrees that the Corporation granted to Participant, as of the Award Date, 720,000 Options to purchase shares of Common Stock of the Corporation in accordance with the terms of the Amended Option Agreement which are now covered by this Agreement:

(i)           the 2008 Option and the shares of Common Stock purchasable upon exercise of the 2008 Option (the "2008 Option Shares") at a price of U.S.$0.65 per share (as may be adjusted in accordance with Article 5, the "2008 Option Price");

(ii)           the 2009 Option and the shares of Common Stock purchasable upon exercise of the 2009 Option, (the "2009 Option Shares") at a price of U.S.$0.65 per share (as may be adjusted in accordance with Article 5, the "2009 Option Price"); and

(iii)           the Remaining Option and the shares of Common Stock purchasable upon exercise of the Remaining Option (the "Remaining Option Shares") at a price of U.S.$1.30 per share (as may be adjusted in accordance with Article 5, the "Remaining Option Price").

The 2008 Option Shares, the 2009 Option Shares and the Remaining Option Shares are also hereinafter referred to as the "Shares."  Each Affected Option is intended by the parties hereto to be, and shall be treated as, a nonqualified stock option (as such term is defined under Section 422 of the Code.  Each of the 2008 Option Price, the 2009 Option Price and the Remaining Option Price are also hereinafter referred to as an "Exercise Price."

D.           As of the date of this Agreement, the Affected Options are fully (100%) vested.

2.           Termination of Affected Options.

A.           To comply with Section 409A, the 2008 Option and all rights hereunder with respect thereto may not be exercised until a fixed date, January 2, 2008, and to the extent such rights shall not have been exercised, shall terminate and become null and void after December 31, 2008 (the "2008 Option Term").

B.           To comply with Section 409A, the 2009 Option and all rights hereunder with respect thereto may not be exercised until the first to occur of (i) the Participant’s “Separation from Service” as such term is defined under Section 409A and the Regulations issued thereunder, (ii) a “Change of Control” as such term is defined under Section 409A and the Regulations issued thereunder and (iii) January 2, 2009 and to the extent such rights shall not have been exercised, shall terminate and become null and void after December 31, 2009 (the "2009 Option Term").

C.           To comply with Section 409A, the Remaining Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after October 13, 2013 (the "Remaining Option Term").

Each of the 2008 Option Term, the 2009 Option Term and the Remaining Option Term are also hereinafter referred to as an "Option Term," and collectively as the "Option Terms."

3.           Exercise of Option.

A.           Participant may exercise the Affected Options with respect to all or any part of the number of Shares then exercisable hereunder by giving the Secretary of the Corporation written notice of intent to exercise.  The notice of exercise shall specify the number of Shares as to which Participant is exercising and the date of exercise thereof, which date shall be not less than five (5) days after the giving of such notice (unless an earlier time shall have been mutually agreed upon in writing).   All or any portion of the 2008 Option may be exercised by Participant at any time beginning on January 2, 2008 and ending on December 31, 2008.  All or any portion of the 2009 Option may be exercised by Participant at any time beginning on January 2, 2009 and ending on December 31, 2009.  All or any portion of the Remaining Option may be exercised by Participant at any time on or before October 13, 2013.

B.           Notwithstanding anything contained in this Article 3 to the contrary, each Affected Option may be exercised only in compliance with all applicable securities laws and only by (i) Participant’s completion, execution and delivery to the Corporation of a notice of exercise and, if required by the Corporation, an "investment letter" as supplied by the Corporation and (ii) the payment to the Corporation, as provided in Article 3D hereof, of an amount equal to the amount obtained by multiplying the Exercise Price of such Affected Option by the number of Shares being purchased pursuant to such exercise as shall be specified by Participant in such notice of exercise.

C.           Within three years following Participant’s termination of employment, Participant or Participant’s estate, executors or administrators, or personal or legal representatives, as the case may be, shall be entitled to exercise any Affected Options  that are or become exercisable within three years following Participant's termination of employment (but not beyond any Option Term) and all such Affected Options not excised within such three year period shall be forfeited.  Any person, other than Participant, so desiring to exercise Participant's Affected Options shall be required, as a condition to the exercise of the Affected Options, to furnish to the Corporation such documentation as the Corporation shall deem satisfactory to evidence the authority of such person to exercise the Affected Options on behalf of Participant.  In the event of the exercise of such Affected Options by Participant's estate, executors or administrators, or personal or legal representatives, all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

D.           Each Exercise Price shall be paid in full by Participant for the Shares purchased on or before the exercise date specified in the notice of exercise, at Participant's option, in one or a combination of the following methods:  (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Board of Directors of the Corporation (the "Board"), or the Committee, by a promissory note of the Participant; (iv) by notice and third party payment in such manner as may be authorized by the Board or the Committee; (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant; or (vi) pursuant to a "cashless exercise" procedure (the "Cashless Exercise Right") pursuant to which the Participant shall surrender to the Corporation such Affected Option and a notice of exercise, duly completed and executed by the Participant to evidence the exercise of the Cashless Exercise Right by authorizing the Corporation to withhold from issuance a number of Shares issuable upon such exercise of such Affected Option which, when multiplied by the Fair Market Value (as defined below) of such Shares, is equal to the aggregate Exercise Price of such Affected Option (and such withheld Shares shall no longer be issuable under such Option).  Shares of Common Stock used to satisfy the Exercise Price of an Affected Option shall be valued at their Fair Market Value on the date of exercise.

E.           The "Fair Market Value" shall be determined as follows:

(a)  if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc., the Fair Market Value shall be the last reported sale price of that security on such exchange or system on the day for which the Fair Market Value is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

(b)  if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Electronic Bulletin Board operated by The Nasdaq Stock Market, Inc., or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Fair Market Value is to be determined; or

(c)  if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined in such reasonable manner as may be prescribed from time to time by the Board.

F.           Upon the exercise of all or any portion of an Affected Option by Participant, or as soon thereafter as is practicable, the Corporation shall issue and deliver to Participant (or to any broker or, if acceptable to the Corporation, to any other person designated by Participant) a certificate or certificates evidencing such number of Shares as Participant has elected to purchase.  Such certificate or certificates shall be registered in the name of Participant (or the designated broker or other person) and, if applicable, shall bear an appropriate investment warranty legend, any legend required by an applicable securities law, rule or regulation and, if applicable, a legend referring to the restrictions provided hereunder and under the Employment Agreement and any legend required by applicable law.  Upon the exercise of an Affected Option and the issuance and delivery of such certificate or certificates, Participant (or the person to whom such stock certificates are registered) shall have all the rights of a stockholder with respect to such Shares and to receive all dividends or other distributions paid or made with respect thereto.  In the event that the capital stock of the Corporation is converted in whole or in part into securities of any other entity, a determination as to whether the securities of the other entity so received (if any) shall be subject to the restrictions set forth in this Agreement shall be made solely by the other entity.

4.           Rights Prior to Exercise.   Participant shall have no equity interest in the Corporation or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Affected Option or having executed this Agreement.  Prior to the exercise of all or a portion of the Affected Options, as set forth in Article 3A hereof, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Affected Options, Participant shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Shares, except to the extent that Participant has exercised all or a portion of such Affected Options and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise.

5.           Adjustment of Purchase and Number of Shares.

A.           Adjustment.  The number and kind of securities purchasable upon the exercise of an Affected Option and the Exercise Price of such Affected Option shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Reclassification, Consolidation or Merger.  At any time while an Affected Option remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of an Affected Option (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of such Option), (ii) any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of such Option), or (iii) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefore, execute new Affected Options providing that the holder of these Affected Options shall have the right to exercise such new Affected Options (upon terms not less favorable to the holder than those then applicable to these Affected Options) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of these Affected Options, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer.  Such new Affected Options shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5A.  The provisions of this Section 5A(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

(b)           Subdivision or Combination of Shares.   If the Corporation at any time while an Affected Option remains outstanding and unexpired, shall subdivide or combine its capital stock, the Exercise Price of such Affected Option shall be proportionately reduced, in case of subdivision of such shares as of the effective date of such subdivision, or, if the Corporation shall take a record of holders of its capital stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Corporation shall take a record of holders of its capital stock for the purpose of so combining, as of such record date,  whichever is earlier.

(c)           Stock Dividends.  If the Corporation at any time which an Affected Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its capital stock, then the Exercise Price of such Affected Option shall be adjusted, as of the date the Corporation shall take a record of the holders of its capital stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price of such Affected Option in effect immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the total number of shares of capital stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of capital stock outstanding immediately after such dividend or distribution.  The provisions of this Section 5A(c) shall not apply under any of the circumstances for which an adjustment is provided in Section 5A(a) or 5A(b).

(d)           Liquidating Dividends, Etc.  If the Corporation at any time while an Affected Option is outstanding and unexpired makes a distribution of its assets to the holders of its capital stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation’s assets (other than under the circumstances provided for in the Sections 5A(a) through (c)), the holder of such Affected Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price of such Option, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of such Affected Option (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution.  The value of a distribution which is paid in other than cash shall be determined in good faith by the Board.

B.           Notice of Adjustments.   Whenever any of the Exercise Price of an Affected Option or the number of shares of Common Stock purchasable under the terms of such Affected Option at that Exercise Price shall be adjusted pursuant to Section 5A hereof, the Corporation shall promptly make a certificate signed by its Chief Executive Officer, President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis upon which the Board made any determination hereunder), and the Exercise Price and number of shares of Common Stock purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by First Class and Postage Prepaid) to the registered holder of such Option.

6.           Headings.   The headings and other captions contained in this Agreement are for convenience of reference only, and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

7.           Entire Agreement.  This Agreement, together with the Employment Agreement, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Affected Options and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Affected Options and the Shares,  other than as set forth herein and in the Employment Agreement.  Any and all prior agreements between the parties hereto with respect to any stock acquisition rights regarding the Affected Options and the Shares are hereby revoked.  This Agreement, together with the Employment Agreement, is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Affected Options and the Shares.

8.           Notices.   Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery, by an overnight delivery service that produces a signed receipt evidencing delivery or by certified or registered mail (return receipt requested and first class postage prepaid), in the case of the Corporation, to its principal office, and in the case of Participant, to Participant's address as shown on the Corporation's records.

9.           Invalid or Unenforceable Provisions.   The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.  Participant agrees that the breach or alleged breach by the Corporation of (a) any covenant contained in another agreement (if any) between the Corporation and Participant or (b) any obligation owed to Participant by the Corporation, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

10.           Modifications.   No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

11.           Incorporation of Employment Agreement by Reference.  The Options granted under the Amended Option Agreement were granted pursuant to the terms of the Employment Agreement, the terms of which are incorporated herein by reference, however, notwithstanding the forgoing, the provisions of this Agreement shall control with respect to the Affected Options.  To the extent that any conflict may exist between Section 2(B) or Section 12 of this Agreement and any term or provision of the Employment Agreement, Section 2(B) or Section 12, as the case may be, of this Agreement shall control.

12.           Change of Control.  To the extent the 2009 Option shall become exercisable pursuant to a Change in Control the definition of a “Change of Control” for the 2009 Option shall be the definition set forth under Section 409A and the Regulations issued thereunder.

13.           Governing Law.  The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of Texas (other than the conflicts-of-law or choice-of-law rules thereof), except to the extent preempted by federal law, which solely to the extent of such preemption shall govern.  Venue shall lie only in the State and Federal Courts in and for the County of Harris, Texas, as to all disputes arising under this Agreement, and such venue is hereby consented to by the Corporation and Participant.

14.           Counterparts.  This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one original agreement.

15.           Amendment and Restatement.  This Agreement constitutes an amendment, modification and restatement of the Amended Agreement solely with respect to the Affected Options and this Agreement contains the entire understanding between the parties hereto and supersedes the Amended Option Agreement with respect to the Affected Options.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute and attest to this Agreement, and to apply the corporate seal hereto, and Participant has placed his or her signature hereon, effective as of the date first written above.

CORPORATION:

FAR EAST ENERGY CORPORATION

By: /s/ Randall D. Keys
       Randall D. Keys, Chief Financial Officer

PARTICIPANT:

By: /s/ Michael R. McElwrath
       Michael R. McElwrath